EXHIBIT 5.2
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                                                  June 22, 2004




Riverside Forest Products Limited
Riverside Forest Products (Marketing) Limited
RFP Timber Ltd.
RFP Power Ltd.

c/o Riverside Forest Products Limited
820 Guy Street
Kelowna, British Columbia, Canada  V1Y 7R5


                       REGISTRATION STATEMENT ON FORM F-4
                       ----------------------------------

Ladies and Gentlemen:

         We have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement on Form F-4 (the "Registration Statement") filed by Riverside Forest Products Limited, a British Columbia corporation (the "Company"), and Riverside Forest Products (Marketing) Limited (formerly named Lignum Limited), RFP Timber Ltd. ("RFP Timber") and RFP Power

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Riverside Forest Products Limited



Ltd. ("RFP Power"), each a subsidiary of the Company and a British Columbia corporation (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors", and the Subsidiary Guarantors together with the Company, the "Co-Registrants") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act. The Registration Statement relates to the registration under the Act of the Company's $150,000,000 aggregate principal amount of 77/8% Senior Notes due 2014 (the "Exchange Notes") and the guarantees of the Exchange Notes by the Subsidiary Guarantors (the "Subsidiary Guarantees"). The Exchange Notes are to be offered in exchange for the Company's outstanding 77/8% Senior Notes due 2014 (the "Existing Notes") issued and sold by the Company on February 25, 2004 in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture dated as of February 25, 2004 (the "Indenture"), among the Company, RFP Timber, RFP Power and Wells Fargo Bank, National Association, as trustee (the "Trustee") and the terms of the Supplemental Indenture dated as of March 31, 2004 (the "Supplemental Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The Indenture and the Supplemental Indenture are governed under the laws of the State of New York.

         In connection with the furnishing of this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         (i)      the Registration Statement (including its exhibits);

         (ii)     the Indenture;

         (iii)    the Supplemental Indenture;

         (iv)     the form of the Exchange Notes; and

         (v) the Registration Rights Agreement, dated as of February 25, 2004 (the "Registration Rights Agreement"), among the Company, the Subsidiary Guarantors, Bear, Stearns & Co. Inc., Harris Nesbitt Corp. and HSBC Securities (USA) Inc.

         In addition, we have examined: (i) those corporate records of the Company and the Subsidiary Guarantors as we have considered appropriate, and
(ii) those other certificates, agreements and other documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon oral and written statements of officers and representatives of the Co-Registrants and the factual matters contained in the representations and warranties of the Co-Registrants made in the Documents.

         In our examination of the Documents and in rendering the opinion set forth below, we have assumed, without independent investigation, (i) the due organization and valid existence of the Company and each Subsidiary Guarantor under the laws of their jurisdictions of organization, (ii) the enforceability of the Documents

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Riverside Forest Products Limited



against each party thereto (other than the Co-Registrants), (iii) the necessary power and authority of each of the Co-Registrants to execute, deliver and perform its obligations under each of the Documents to which it is a party, (iv) the due authorization, execution and delivery of the Documents by each party thereto, (v) that the execution and delivery by the Company and each Subsidiary Guarantor of each Document to which it is a party and the performance by such party of its obligations thereunder do not violate or result in a breach of or default under such party's certificate or articles of incorporation and by-laws, or the laws of such party's jurisdiction of organization, (vi) that the Exchange Notes will be issued as described in the Registration Statement, (vii) that the Exchange Notes and the Subsidiary Guarantees will be in substantially the forms attached to the Indenture and that any information omitted from any such forms will be properly added, (viii) the genuineness of all signatures, (ix) the authenticity of all documents submitted to us as originals, (x) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, (xi) the authenticity of all such latter documents, (xii) the legal capacity of all individuals who have executed any of such documents,
(xiii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete and (xiv) that the Exchange Notes and the Subsidiary Guarantees have been duly authorized, executed and delivered (and, in the case of the Exchange Notes, issued) in accordance with the laws of British Columbia, Canada and in the manner provided for in the Indenture and the Supplemental Indenture and exchanged for the Existing Notes in accordance with the terms of the Registration Rights Agreement and as provided in the Registration Statement.

         Based upon the above, and subject to the stated assumptions, exceptions and qualifations set forth in this letter, we are of the opinion that:

         1. The Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         2. The Subsidiary Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except that enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect.

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Riverside Forest Products Limited



         We hereby consent to the use of this opinion and the opinion contained in Exhibit 8.2 of the Registration Statement as exhibits to the Registration Statement and to the use of our name under the heading "Certain Income Tax Considerations - Certain United States Federal Income Tax Considerations" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated under it.

                                             Very truly yours,


                               /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

                                 PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP